UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip Code)

(605) 978-2908
(Registrant’s telephone number, including area code)

Item 2.02                                           Results of Operations and Financial Condition.

On May 2, 2005, NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) (the “Company”) issued a press release discussing results for the first quarter of 2005 and reaffirming earnings guidance for 2005.  The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.  The press release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.  The press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 7.01                                           Regulation FD Disclosure.

On May 2, 2005, Michael J. Hanson, president, and Brian B. Bird, chief financial officer, of the Company made a presentation at the American Gas Association Financial Forum in New Orleans to review the Company’s financial and operational highlights for the first quarter of 2005.

A copy of the slide presentation that Mr. Hanson and Mr. Bird used in making their remarks at that forum is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.2 to this Current Report on Form 8-K and is herein incorporated by reference.  The presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01                                             Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation, dated May 2, 2005
99.2*	Slide Presentation of NorthWestern Corporation, dated May 2, 2005

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Thomas J. Knapp

Thomas J. Knapp

Vice President and General Counsel

Date:  May 2, 2005

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation, dated May 2, 2005
99.2*	Slide Presentation of NorthWestern Corporation, dated May 2, 2005

* filed herewith